EXHIBIT 99.1

Concur Technologies Announces Record Revenue and Record

Earnings in the Third Quarter of Fiscal 2005

Company Posts 41% Year-over-Year Growth in Annual Recurring Revenue

REDMOND, Wash., July 27, 2005 - Concur Technologies, Inc. (NASDAQ: CNQR), the world’s leading provider of business services that automate Corporate Expense Management, today reported financial results for its third quarter ended June 30, 2005.

Concur reported total revenue for the third quarter of fiscal 2005 of $18.6 million, which was driven by 34% year-over-year growth in subscription revenue. Total revenue for the quarter was 3% higher than the company expected, up 29% from the year-ago quarter and up 7% from the prior quarter. Fiscal 2005 third quarter net income was $1.7 million, or $0.05 per share, which was $0.02 per share higher than the company expected. This compares to net income of $0.7 million, or $0.02 per share in the year-ago quarter and net income of $1.0 million, or $0.03 per share in the prior quarter.

“Driven by strong market demand for our services, results were once again ahead of our expectations as we recorded the highest revenue and earnings in our history,” said Steve Singh, chairman and CEO of Concur Technologies. “With operating margin more than doubling to 9%, the strength of our business model is clear.”

Singh continued, “Our business combines great visibility and predictability with great top line and bottom line growth. For the year, we expect to grow subscription revenue 32% and earnings 133%, and expect to start fiscal 2006 with more than 80% visibility into our revenue and earnings targets.”

Financial Highlights

•	Total revenue was $18.6 million for the third quarter of fiscal 2005, up 29% compared to the year-ago quarter and up 7% sequentially.

•	Net income was $1.7 million, or $0.05 per share for the third quarter of fiscal 2005, up 164% compared to the year-ago quarter and up 74% sequentially.

•	Annual Recurring Revenue reported in the third quarter of fiscal 2005 was $5.2 million, up 41% compared to the year-ago quarter and up 41% sequentially.

•	Subscription revenue was $13.9 million for the third quarter of fiscal 2005, up 34% compared to the year-ago quarter and up 9% sequentially.

•	Deferred revenue was $19.8 million for the third quarter of fiscal 2005, up 26% compared to the year-ago quarter and up 3% sequentially.

•	Cash flows from operations were $5.8 million for the third quarter of fiscal 2005, up 248% from the year-ago quarter and up 546% sequentially.

•	Operating margin was 9% for the third quarter of fiscal 2005, up from 4% for the year-ago quarter and up from 5% sequentially.

Recent Business Highlights

•	Concur signed contracts with new and existing customers, including ABB Inc. in the US and in Canada, Bridgestone Europe, CAE Inc., CarMax, Inc., National Wine & Spirits, Inc., Puma International, QVC UK, Standard Insurance Company and Travizon, Inc.

•	Concur announced a channel relationship with IBM to broaden the distribution of Concur Expense Service through IBM’s new “Software as Services Showcase”. Working with IBM expands Concur’s market reach by giving thousands of customers and prospects the benefit of easy access to Concur’s world-class expense management service.

•	Concur announced the appointment of Gordon Eubanks to its board of directors. Mike Levinthal, a director with Concur since 1997, will step down from the Concur board of directors at the end of this fiscal year.

Business Outlook

The following statements are based on our current expectations and we do not undertake any duty to update them. These statements are forward-looking and inherently uncertain. Actual results may differ materially as a result of the factors identified below, the factors identified in our public filings made with the Securities and Exchange Commission, or other factors.

•	Concur expects Annual Recurring Revenue to be $20 million for fiscal 2005.

•	Concur expects total revenue to be a minimum of $19.5 million for the fourth quarter of fiscal 2005, and $72 million for fiscal 2005.

•	Concur expects earnings per share of $0.05 for the fourth quarter of fiscal 2005, and $0.14 for fiscal 2005. Excluding the non-cash amortization of intangible assets expected to be recorded in the fourth quarter and for fiscal 2005, pro forma earnings per share is expected to be $0.06 and $0.17, respectively.

•	Concur expects total revenue to be $85 million and earnings per share of $0.30 for fiscal 2006. Excluding the non-cash amortization of intangible assets expected to be recorded in fiscal 2006, pro forma earnings per share is expected to be $0.33 for the fiscal year.

•	Earnings per share expectations for fiscal 2006 do not include stock option expense to be recognized under the recently issued Statement of Financial Accounting Standard No. 123(R), Accounting for Share-Based Payments, which is expected to be effective for the company as of the first quarter of fiscal 2006.

About Concur Technologies, Inc.

Concur Technologies, Inc. (NASDAQ: CNQR) is the world’s leading provider of business services that automate Corporate Expense Management. Concur’s solutions are trusted by thousands of companies worldwide and feature the flagship Concur Expense Service. This comprehensive Web-based service manages travel and entertainment expenses and includes Concur Imaging Service to eliminate the hassle of managing paper receipts and Concur Analysis Service for turning raw expense data into valuable business intelligence. Together, these solutions provide rapid ROI by streamlining business processes, reducing operating costs, improving internal controls and empowering financial managers to apply greater insight into their company’s spending patterns. More information about Concur is available at www.concur.com.

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All company or product names are trademarks and/or registered trademarks of their respective owner.

This press release contains forward-looking statements that are inherently uncertain. These forward-looking statements, such as the statements made by Mr. Singh and the statements in the Business Outlook section, are based on Concur’s current expectations and involve many risks and uncertainties that could cause actual results to differ materially from current expectations. Factors that could cause or contribute to actual results differing from current expectations include, but are not limited to: potential delays in market adoption and penetration of our subscription service offerings; potential difficulties associated with our deployment and support of our products and services; our ability to manage expected growth of our subscription service offerings; the scalability of the hosting infrastructure for our subscription service offerings; potential increases in the rate of attrition of customers of our subscription service offerings; the level of investment in information technology by our customers; the level of business travel that may reduce the use of our products and services or inhibit new sales of our products and services; potential difficulties associated with strategic relationships and with development of new products and services; risks associated with expansion into new geographic markets; the lengthy sales cycle for our products and services; and uncertain market acceptance of recently-introduced or future products and services.

Please refer to the company’s public filings made with the Securities and Exchange Commission (http://www.sec.gov) for additional and more detailed information on risk factors that could cause actual results to differ materially from current expectations. Concur assumes no obligation to update the forward-looking information contained in this press release.

Investor Contact:

John Adair, Concur Technologies, Inc., 425-497-6439, johna@concur.com

Press Contact:

Jeff Pecor, Barokas Public Relations, 206-264-8220, jeff@barokas.com

CONCUR TECHNOLOGIES, INC.

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three months ended June 30,		Nine months ended June 30,
	2005	2004	2005	2004
Revenues:
Subscription	$13,861	$10,365	$38,620	$29,239
Consulting & Other	4,747	4,092	13,589	11,851

Total revenues	18,608	14,457	52,209	41,090

Expenses:
Cost of operations	7,349	5,922	20,913	16,704
Sales and marketing	4,431	3,663	12,872	10,495
Systems development and programming	2,168	2,177	7,050	6,661
General and administrative	2,701	1,814	7,522	5,145
Amortization of intangible asset	285	285	855	855

Total expenses	16,934	13,861	49,212	39,860

Income from operations	1,674	596	2,997	1,230
Other income, net	54	58	231	227

Net income	$1,728	$654	$3,228	$1,457

Net income per share
Basic	$0.05	$0.02	$0.10	$0.04
Diluted	$0.05	$0.02	$0.09	$0.04

Weighted shares outstanding
Basic	32,629	32,753	32,870	32,488
Diluted	35,867	36,892	36,340	36,816

Pro Forma Results

Pro forma net income, which excludes terminated acquisition costs and amortization of intangible asset	$2,013	$939	$4,369	$2,312

Pro forma net income per share, which excludes terminated acquisition costs and amortization of intangible asset
Basic	$0.06	$0.03	$0.13	$0.07
Diluted	$0.06	$0.03	$0.12	$0.06

Shares used in calculation of basic and diluted pro forma net income per share
Basic	32,629	32,753	32,870	32,488
Diluted	35,867	36,892	36,340	36,816

The pro forma results for the periods presented above are for informational purposes only and are not prepared in accordance with accounting principles generally accepted in the United States. This pro forma information presents our operating results after excluding $285 thousand in costs related to the acquisition of another company that Concur evaluated and chose not to pursue, all recorded in the first quarter of fiscal 2005, and non-cash amortization expense of the intangible asset relating to our acquisition of Captura Software, Inc., which totaled $285 thousand in each of the three month periods, and $855 thousand in each of the nine month periods presented.

CONCUR TECHNOLOGIES, INC.

Condensed Consolidated Balance Sheets

(in thousands, except per share data)

(Unaudited)

	Jun 30, 2005	Sep 30, 2004
ASSETS
Current assets
Cash and cash equivalents	$14,768	$23,735
Accounts receivable, net	11,672	10,277
Prepaid expenses	1,201	1,127
Other current assets	2,995	2,325

Total current assets	30,636	37,464

Property and equipment, net	13,826	5,003
Restricted cash	500	550
Intangible assets, net of amortization	2,375	3,230
Goodwill	3,704	3,704
Other assets	5,044	2,948

Total assets	$56,085	$52,899

LIABILITIES & STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued liabilities	$5,781	$5,909
Current portion of long-term obligations	141	252
Current portion of deferred revenues	13,083	11,576

Total current liabilities	19,005	17,737

Long-term obligations, net of current	3,070	—
Long-term deferred revenues, net of current	6,676	5,017

Total liabilities	28,751	22,754

Stockholders’ equity
Common stock and additional paid-in capital, $0.001 par value:
Authorized – 60,000; Issued and outstanding – 32,796 and 32,981 at June 30, 2005 and September 30, 2004 respectively	233,775	239,811
Accumulated other comprehensive income	89	93
Accumulated deficit	(206,530)	(209,759)

Total stockholders’ equity	27,334	30,145

Total liabilities and stockholders’ equity	$56,085	$52,899

CONCUR TECHNOLOGIES, INC

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended June 30,		Nine months ended June 30,
	2005	2004	2005	2004
Operating activities
Net income	$1,728	$654	$3,228	$1,457
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangible asset	285	285	855	855
Depreciation	833	535	2,075	1,344
Leasehold improvements received from a lessor	3,200	—	3,200	—
Provision for allowance for accounts receivable	224	7	446	431
Changes in operating assets and liabilities:
Accounts receivable	(601)	(1,372)	(1,853)	(2,019)
Prepaid expenses, deposits, and other assets	(842)	(785)	(2,834)	(1,534)
Accounts payable	620	40	1,055	325
Accrued liabilities	(210)	43	(1,248)	94
Deferred revenues	583	2,264	3,171	3,771

Net cash provided by operating activities	5,820	1,671	8,095	4,724

Investing activities
Acquisition of leasehold improvements	(3,200)	—	(3,200)	—
(Increase)/Decrease in restricted cash balances	50	—	50	—
Purchases of property and equipment	(3,014)	(1,608)	(7,697)	(4,209)

Net cash (used in) investing activities	(6,164)	(1,608)	(10,847)	(4,209)

Financing activities
Proceeds from issuance of common stock from exercise of stock options	774	343	1,406	1,397
Proceeds from issuance of common stock from employee stock purchase plan	767	755	1,546	755
Payments on re-purchase of company stock	(298)	—	(8,987)	—
Proceeds from borrowings	—	—	—	289
Payments on borrowings and capital leases	—	(235)	(205)	(724)

Net cash provided (used in) by financing activities	1,243	863	(6,240)	1,717

Effect of foreign currency exchange rates on cash and cash equivalents	(96)	(29)	25	111

Net increase (decrease) in cash and cash equivalents	803	897	(8,967)	2,343

Cash and cash equivalents at beginning of period	13,965	23,053	23,735	21,607

Cash and cash equivalents at end of period	$14,768	$23,950	$14,768	$23,950